Registration No. 33-
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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
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                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                    -----------------------

                       AlliedSignal Inc.
                    -----------------------
     (Exact name of registrant as specified in its charter)

                 Delaware                             22-2640650
   ---------------------------------            ----------------------
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)            Identification Number)

              P.O. Box 4000
           Morristown, New Jersey                      07962-2497
   ----------------------------------------           ------------
   (Address of Principal Executive Offices)            (Zip Code)


            AlliedSignal Truck Brake Systems Company Savings Plan
           -------------------------------------------------------
                           (Full title of the plan)

                            ----------------------

                           PETER M. KREINDLER, ESQ.
            Senior Vice President, General Counsel and Secretary
                              AlliedSignal Inc.
                              101 Columbia Road
                  Morris Township, New Jersey 07962-2497
             ------------------------------------------------
                (Name and address of agent for service)

                               (201) 455-2000
                    -----------------------------------
         (Telephone number, including area code of agent for service)
                           ---------------------

                      CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
    Title of                       maximum      maximum
   securities        Amount to     offering     aggregate  Amount of
     to be           be            price per    offering   registration
 registered (1)      registered    share(2)     price (2)  fee (2)
=========================================================================
Common Stock, par
value $1.00 per      150,000       $64.438     $9,665,700  $2929.00
share                shares
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(1)  In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AlliedSignal Truck Brake Systems Company
Savings Plan.

(2) Estimated in accordance with Rule 457(h) of the Act, solely for the purpose of calculating the registration fee based on an assumed price of $64.438 per share, the average of the high and low sales prices of the Common Stock of AlliedSignal Inc. on the New York Stock Exchange Composite Tape on October 22, 1996.

Item 3. Incorporation of Documents by Reference

   The following documents have been filed by AlliedSignal Inc. (the "Company") or the AlliedSignal Truck Brake Systems Company Savings Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

       (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

       (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996; and

       (c)  the Company's Current Reports on Form 8-K filed on
            February 29 and April 26, 1996;

       (d) the Plan's Annual Report on Form 11-K for the year ended December 31, 1995; and

       (e) the description of the Company Common Stock set forth in Note 16 of Notes to Financial Statements included in Exhibit 13 of the Company's Annual Report on Form 10-K for the year ended
            December 31, 1995.

   All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

   Not Applicable

Item 5. Interests of Named Experts and Counsel

   The Company's consolidated financial statements, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and the Plan's financial statements, incorporated herein by reference to the Plan's Annual Report on Form 11-K for the year ended December 31, 1995, have been so incorporated in reliance on the reports of Price
Waterhouse LLP ("Price Waterhouse"), independent accountants, given on the authority of said firm as experts in auditing and accounting.

   With respect to the unaudited consolidated financial information of the Company for the periods ended March 31 and June 30, 1996, incorporated herein by reference, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information.
However, their separate reports dated April 22 and July 19, 1996, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse is not subject to the liability provisions of Section
11 of the Act for their report on the unaudited consolidated financial information because each report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse within the meaning of Sections 7 and 11 of the Act.

Item 6. Indemnification of Directors and Officers

   Under Article ELEVENTH of the Company's Restated Certificate of Incorporation, each person who is or was a director or officer of the Company, and each director or officer of the Company who serves or served any other enterprise or organization at the request of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

  Under such law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

  If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

  If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company except that if such person is adjudged to be liable in such suit to the Company, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

  In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

Item 7. Exemption from Registration Claimed

   Not Applicable

Item 8. Exhibits

    Exhibit
      No.                             Description

     4.1  The Company's Restated Certificate of
          Incorporation (incorporated by reference to Exhibit
          99.1 to the Company's Form 10-Q for the quarter ended
          March 31, 1993).

     4.2  The Company's By-laws, as amended
          (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31,
          1996).

     15 Independent Accountants' Acknowledgment Letter as to the incorporation of their report relating to unaudited interim financial information (filed herewith).

     23   Consent of Price Waterhouse LLP (filed herewith).

     24   Powers of Attorney (filed herewith).

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by
            Section 10(a)(3) of the Act;

                      (ii)  To reflect in the prospectus any
            facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii)  To include any material information
            with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) To submit the Plan and, from time to time, any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to continue to qualify the Plan.

                           SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 23rd day of October, 1996.

                               AlliedSignal Inc.



                               By:  /s/ Nancy A. Garvey
                                   --------------------------
                                   Nancy A. Garvey
                                   Vice President and Controller

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                         Title                       Date

              *
-----------------------------    Director, Chairman of the
    (Lawrence A. Bossidy)        Board and Chief Executive
                                 Officer


              *                  Director
-----------------------------
      (Hans W. Becherer)


              *                  Director
-----------------------------
        (Ann M. Fudge)


              *                  Director
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       (Paul X. Kelley)


              *                  Director
-----------------------------
      (Robert P. Luciano)


              *                  Director
-----------------------------
      (Robert B. Palmer)


              *                  Director
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      (Russell E. Palmer)

              *                  Director
-----------------------------
     (Ivan G. Seidenberg)


              *                  Director
-----------------------------
       (Andrew C. Sigler)


              *                  Director
-----------------------------
       (John R. Stafford)


              *                  Director
-----------------------------
     (Thomas P. Stafford)


              *                  Director
-----------------------------
     (Robert C. Winters)


              *                  Director
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       (Henry T. Yang)


/s/ Richard F. Wallman
-----------------------------     Senior Vice President and   October 23, 1996
     (Richard F. Wallman)         Chief Financial Officer
                                  (Principal Financial Officer)

/s/ Nancy A. Garvey
-----------------------------     Vice President and          October 23, 1996
      (Nancy A. Garvey)           Controller
                                  (Principal Accounting Officer)


*By:/s/ Peter M. Kreindler
   --------------------------
      (Peter M. Kreindler,                                    October 23, 1996
       Attorney-in-Fact)

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 23rd day of October, 1996.


                              AlliedSignal Truck Brake Systems
                              Company Savings Plan


                              By:/s/ Donald J. Redlinger
                                 -----------------------------
                                 Donald J. Redlinger
                                 Senior Vice President-Human Resources
                                 and Communications of AlliedSignal Inc.

                            EXHIBIT INDEX

Exhibit
 No.                                 Description                       Page

4.1  The Company's Restated Certificate of Incorporation
     (incorporated by reference to Exhibit 99.1 to the Company's
     Form 10-Q for the quarter ended March 31, 1993).

4.2 The Company's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31, 1996).

15 Independent Accountants' Acknowledgment Letter as to the incorporation of their report relating to unaudited interim financial information (filed herewith).

23   Consent of Price Waterhouse LLP (filed herewith).

24   Powers of Attorney (filed herewith).